UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 19, 2026

MANNATECH, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)
Texas	000-24657	75-2508900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1410 Lakeside Parkway, Suite 200
Flower Mound, Texas 75028
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:
Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	par value $0.0001 per share	MTEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐ Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following a discussion and mutual agreement between Mannatech, Incorporated (the "Company") and James Clavijo, the Company's Chief Financial Officer ("CFO"), on March 19, 2026, the "Company formally notified James Clavijo that it would not be renewing his employment agreement, which will expire on June 30, 2026. Under the terms of the agreement, Mr. Clavijo is entitled to receive his base salary for a period of three months following the expiration of the current term.

To facilitate the transition of Mr. Clavijo’s duties, on March 20, 2026, the Board appointed Yasir Haider, the Company’s Controller, to serve as the Company’s Interim CFO. Mr. Haider joined the Company on January 6, 2025. Prior to joining the Company, Mr. Haider held senior finance leadership roles, including Chief Financial Officer and Financial Controller, where he was responsible for global financial operations, multi-entity consolidations, financial reporting, and capital planning across complex organizations. His experience includes SEC reporting, mergers and acquisitions, and the development of scalable financial infrastructure to support operational growth. Mr. Haider began his career in public accounting and holds an MBA from West Texas A&M University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2026
MANNATECH, INCORPORATED
By:	/s/ Landen Fredrick
Landen Fredrick
Chief Executive Officer